SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 2, 2004

CENTRA SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27861	04-3268918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Bedford Street, Lexington, MA		02420
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 861-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

The audit committee of our board of directors has unanimously resolved (i) to dismiss KPMG LLP as our independent accountants, and (ii) to engage PricewaterhouseCoopers LLP as our independent accountants, each effective on April 2, 2004.

The audit reports of KPMG LLP on our consolidated financial statements as of December 31, 2002 and 2003 and for the years then ended did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the years ended December 31, 2002 and 2003 and during the subsequent interim period through April 2, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our consolidated financial statements.

During the years ended December 31, 2002 and 2003 and the subsequent interim period through April 2, 2004, we did not consult with PricewaterhouseCoopers LLP regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements, or any matter that was the subject of a disagreement or reportable event with KPMG LLP.

A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.

Item 7: Exhibits

16.1    Letter from KPMG LLP dated April 7, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRA SOFTWARE, INC.

Dated: April 7, 2004	By:	/s/ Stephen A. Johnson
	Name:	Stephen A. Johnson
	Title:	Chief Financial Officer, Treasurer and Secretary